Exhibit 99.2  Supplemental Commentary, dated February 13, 2013

NetApp Q3 Fiscal Year 2013 Earnings Results

Supplemental Commentary
February 13, 2013

This supplemental commentary is provided concurrently with our earnings press release to allow for additional time to review and analyze supplemental data prior to the company’s earnings call. This information will not be read during the live call.

Safe Harbor Statement
These prepared remarks contain forward-looking statements and projections that involve risk and uncertainty, including the statements under (a) the Q4 FY13 Outlook section regarding our forecasts for the fourth quarter of fiscal year 2013, and (b) the expected dilutive effect from our outstanding convertible notes. Actual results may differ materially from our statements and projections for a variety of reasons, including general economic and market conditions, such as the global macroeconomic environment and the continuing deliberations regarding future tax and fiscal policy in the U.S., and matters specific to our business such as customer demand for and acceptance of our products and services. These and other equally important factors are described in reports and documents we file from time to time with the Securities and Exchange Commission (SEC), including the factors described under the sections titled “Risk Factors” in our most recently submitted Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

All numbers herein are stated in accordance with U.S. Generally Accepted Accounting Principles (GAAP) unless indicated otherwise. To see the reconciling items between the non-GAAP and GAAP financial information, refer to the tables at the end of this document, as well as in our press release and on our website.

Q3 Fiscal Year 2013

Revenue
	Q3 FY13 Revenue	% of Q3 FY13 Net Revenue	Sequential Change1	Year/Year Change1
Product Revenue	$1,061M	65%	7%	0%
Software Entitlements & Maintenance	$229M	14%	4%	12%
Service	$341M	21%	5%	14%
Net Revenue	$1,630M	100%	6%	4%

Net revenue for the third quarter was $1,630 million, an increase of 6% sequentially and 4% year over year. Foreign currency fluctuations2 were immaterial both sequentially and year over year.

Product revenue was $1,061 million, an increase of 7% sequentially and flat year over year. Product revenue was 65% of net revenue in Q3, about the same as the prior quarter.

Revenue from software entitlements and maintenance (SEM), which is a deferred revenue element and recognized over the related contract period, was $229 million or 14% of revenue. SEM revenue increased 4% sequentially and 12% year over year.

Service revenue was $341 million, an increase of 5% sequentially and 14% year over year. Service revenue was 21% of net revenue in the third quarter, about the same as the prior quarter.
●	Revenue from hardware maintenance support contracts, which is also a deferred revenue element, comprised 75% of our service revenue this quarter and increased 6% sequentially and 21% year over year.
●	Professional services revenue increased 1% from the prior quarter and decreased 3% year over year.

1 Sequential and year over year calculations are based upon prior results which can be found at investors.netapp.com
2 Foreign currency effects represent the changes in the average foreign exchange rates between the current period and the respective comparable period (or, in the case of deferred revenue, the exchange rate in effect when the transaction was invoiced), less current period net gains or losses on revenue hedging activities.

Branded and OEM Revenue
	Q3 FY13 Revenue	% of Q3 FY13 Net Revenue	Sequential Change1	Year/Year Change1
Branded Revenue	$1,427M	88%	7%	8%
OEM Revenue	$203M	12%	-3%	-17%
Net Revenue	$1,630M	100%	6%	4%

Branded revenue includes revenue from all products and services sold directly by us or our partners under the NetApp brand, including NetApp branded E-Series products and solutions. Our OEM revenue comprises revenue from the sale of our products by other companies under their brands and includes revenue from IBM, Fujitsu, and other E-Series OEM relationships.

Gross Margin
	Q3 FY13	Q2 FY13	Q3 FY12
Non-GAAP Gross Margin	60.4%	60.6%	59.4%
Product	53.1%	53.6%	52.7%
S/W Entitlements & Maintenance	96.8%	96.8%	97.0%
Services	58.7%	57.5%	57.5%

Operating Expenses
	Q3 FY13	Q2 FY13	Q3 FY12
Non-GAAP Operating Expenses	$707M	$712M	$671M

Non-GAAP operating expenses of $707 million decreased 1% sequentially and increased 5% year over year. Q3 non-GAAP operating expenses were 43% of net revenue, compared to 46% in Q2.

Our global headcount increased to approximately 13,020 at the end of Q3, up from approximately 12,650 at the end of Q2.

GAAP operating expenses included $61 million in stock-based compensation and $8 million in amortization of intangible assets.

Income from Operations, Other Income & Effective Tax Rate
	Q3 FY13	Q2 FY13	Q3 FY12
Non-GAAP Income from Operations	$278M	$222M	$258M
% of Net Revenue	17.1%	14.4%	16.5%
Non-GAAP Other Income, Net	$3M	$7M	$3M
Non-GAAP Income Before Income Taxes	$281M	$229M	$262M
Non-GAAP Effective Tax Rate	13.6%	17.3%	17.4%

Non-GAAP income from operations was $278 million, an increase of 25% sequentially and 8% year over year. Non-GAAP operating margin was 17.1% of Q3 net revenue.

Non-GAAP other income, net was $3 million, and reflects higher interest expense associated with the December issuance of our senior notes. GAAP other expenses, net includes non-cash interest expense of approximately $15 million associated with our convertible notes.

Non-GAAP income before income taxes was $281 million, or 17.2% of net revenue in Q3, compared to 14.8% of net revenue in the prior quarter and 16.7% of net revenue in Q3 last year. Our non-GAAP effective tax rate was 13.6%, which reflects a prior year discrete item and a current year cumulative benefit related to the R&D tax credit approved by Congress in January 2013.

Net Income
	Q3 FY13	Q2 FY13	Q3 FY12
Non-GAAP Net Income	$243M	$189M	$216M
Weighted Average Common Shares Outstanding, diluted	365M	368M	374M
Non-GAAP Net Income per Share, diluted	$0.67	$0.51	$0.58

Non-GAAP net income was $243 million, or $0.67 per share. GAAP net income was $158 million, or $0.43 per share. Our diluted share count was approximately 365 million shares, a decrease of approximately 3 million shares from the prior quarter.

Impact of Convertible Note Transaction on Share Count
	Q3 FY13	Q2 FY13	Q3 FY12
Convertible Notes3	--M	1M	6M
Warrants	--	--	--

For Q3, diluted share count was approximately 365 million, in line with our guidance. With an average share price of $31.97 during our third quarter, the convertible notes had an impact of 150 thousand shares on our share count. Since the average stock price was below the $41.28 conversion price of the warrants, there was no share count impact from the warrants this quarter.

Whenever the average quarterly share price is above the notes’ $31.85 conversion price, our convertible notes will have a dilutive impact on our net income per share. We expect the dilutive effect from the notes will ultimately be 80% hedged, although the hedge will not be reflected in our share count until the notes are converted or mature in June 2013, as the hedge is considered anti-dilutive under GAAP. If the notes had been converted in Q3, the hedge would have reduced our share count by approximately 100 thousand shares. Unlike the notes, the warrants are not hedged and are dilutive whenever the average quarterly stock price is above $41.28.

Select Balance Sheet Items
	Q3 FY13	Q2 FY13	Q3 FY12
Cash, Cash Equivalents & Investments	$6,724M	$5,571M	$4,866M
Deferred Revenue	$2,876M	$2,770M	$2,546M
DSO (days)4	35	36	40
Inventory Turns5	14.9	11.4	16.5

Cash, cash equivalents and short-term investments totaled $6,724 million at the end of Q3, an increase of $1,153 million from Q2 and $1,858 million from Q3 last year. The increase reflects net proceeds of $994 million from our December 2012 issuance of senior notes. Of our cash, cash equivalents and investment balance, 50% was held in the U.S. At the end of Q3, total deferred revenue balance was $2,876 million, up $106 million from Q2 and up $330 million from Q3 last year.

3 80% hedged on maturity or conversion of the convertible notes.
4 Days sales outstanding are defined as accounts receivable net divided by net revenue, multiplied by the number of days in the quarter.
5 Inventory turns are defined as annualized non-GAAP cost of revenues divided by net inventories.

Select Cash Flow Statement Items
	Q3 FY13	Q2 FY13	Q3 FY12
Net Cash Provided by Operating Activities	$365M	$336M	$269M
Purchases of Property and Equipment	$111M	$67M	$91M
Free Cash Flow6	$254M	$269M	$178M
Free Cash Flow as % of Total Revenue	16%	17%	11%

Net cash provided by operating activities was $365 million, an increase of 9% sequentially and 36% year over year. Capital expenditures were $111 million, including $70 million related to the buy-out of our remaining synthetic leases. Free cash flow totaled $254 million or 16% of revenue.

Q4 FY13 Outlook
Q4 FY13 Outlook
Revenue	$1,700 - $1,800M 4% to 10% sequential growth 0% to 6% year over year growth
Share Count	Approximately 372M
Non-GAAP Net Income per Share, Diluted	$0.65 - $0.70
GAAP Net Income per Share, Diluted	$0.43 - $0.48

This outlook is based on current business expectations and market conditions and continued uncertainty in the macroeconomic environment. Dilutive share count includes the estimated impact of our convertible notes and warrants, calculated based upon our average stock price of $36.02 for the first 10 trading days of our fourth quarter. We estimate share count for the fourth quarter of fiscal year 2013 will increase to approximately 372 million shares, including an estimated 5 million shares from our outstanding convertible notes. Share count does not include our outstanding note hedge conversion, which would offset approximately 4 million shares if the conversion or maturity were to occur in the fourth quarter.

6 Free cash flow is a non-GAAP financial measure and is defined as net cash provided by operating activities less purchases of property and equipment.

Other Business Metrics

Geographic Mix
	% of Q3 FY13 Revenue	Q3 FY13 Revenue	Year/Year Change
Americas	54%	$883M	3%
Americas Commercial	42%	$682M	1%
U.S. Public Sector	12%	$201M	14%
EMEA	32%	$529M	1%
Asia Pacific	13%	$219M	17%

Americas contributed $883 million or 54% of revenue, a decrease of 2% sequentially and an increase of 3% year over year. The Americas includes U.S. commercial sector and U.S. public sector. The U.S. commercial sector contributed $682 million or 42% of revenue, an increase of 13% sequentially and 1% year over year. The U.S. public sector generated $201 million or 12% of revenue, a decrease of 31% from the prior quarter and an increase of 14% year over year. EMEA contributed $529 million or 32% of total revenue, an increase of 21% sequentially and 1% year over year. Asia Pacific generated $219 million or 13% of revenue, an increase of 6% from the prior quarter and 17% year over year.

Pathways Mix
	% of Q3 FY13 Revenue	% of Q2 FY13 Revenue	% of Q3 FY12 Revenue
Direct	19%	18%	21%
Indirect Pathways	81%	82%	79%
Arrow	18%	20%	15%
Avnet	14%	15%	11%
OEM Customers	12%	14%	16%

Direct revenue was 19% of Q3 revenue, an increase of 9% sequentially and a decrease of 8% year over year. Indirect pathways represented 81% of this quarter’s revenue, an increase of 5% sequentially and an increase of 7% year over year.

Within the indirect pathways, Arrow accounted for 18% of Q3 revenues and Avnet contributed 14% of this quarter’s revenue. Revenue from OEM customers was 12% of net revenue.

Capacity Trends
(in Petabytes)	Q3 FY12	Q4 FY12	Q1 FY13	Q2 FY13	Q3 FY13
Fibre Channel	69	43	47	30	27
ATA	659	751	646	692	731
SAS	279	391	256	283	339
Total	1,007	1,185	949	1,005	1,097

For Q3, we shipped over an exabyte of storage, an increase of 9% sequentially and 9% year over year.

Additional Information

For more detailed information about our solutions, corporate strategy and our go-to-market initiatives, please visit our website at http://investors.netapp.com

NetApp Usage of Non-GAAP Financials

The Company refers to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding the Company's ongoing operational performance. Non-GAAP net income excludes the amortization of intangible assets, stock-based compensation expenses, acquisition related income and expenses, restructuring and other charges, asset impairments, non-cash interest expense associated with our debt, net losses or gains on investments, and our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. We have excluded these items in order to enhance investors’ understanding of our ongoing operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation. We have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting at this time.

Non-GAAP to GAAP Reconciliation

NETAPP, INC.
RECONCILIATION OF NON-GAAP AND GAAP
IN THE CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except net income per share amounts)
(Unaudited)

	Three Months Ended
	January 25, 2013	October 26, 2012	January 27, 2012

SUMMARY RECONCILIATION OF NET INCOME
NET INCOME	$158.1	$109.6	$119.6

Adjustments:
Amortization of intangible assets	21.4	21.5	21.6
Stock-based compensation	67.3	65.0	76.7
Acquisition-related expense	1.7	-	3.5
Non-cash interest expense	15.3	14.4	13.5
Gain on investments	(0.7)	-	(0.7)
Income tax effect of non-GAAP adjustments	(20.4)	(21.5)	(18.2)

NON-GAAP NET INCOME	$242.7	$189.0	$216.0

DETAILED RECONCILIATION OF SPECIFIC ITEMS:

COST OF REVENUES	$665.2	$627.3	$657.0
Adjustments:
Amortization of intangible assets	(13.9)	(13.9)	(13.9)
Stock-based compensation	(6.2)	(6.1)	(7.3)

NON-GAAP COST OF REVENUES	$645.1	$607.3	$635.8

COST OF PRODUCT REVENUES	$512.5	$477.3	$517.8
Adjustments:
Amortization of intangible assets	(13.9)	(13.9)	(13.9)
Stock-based compensation	(1.4)	(1.5)	(1.6)

NON-GAAP COST OF PRODUCT REVENUES	$497.2	$461.9	$502.3

COST OF SERVICE REVENUES	$145.4	$143.0	$133.0
Adjustment:
Stock-based compensation	(4.8)	(4.6)	(5.7)

NON-GAAP COST OF SERVICE REVENUES	$140.6	$138.4	$127.3

GROSS PROFIT	$964.9	$913.9	$908.5
Adjustments:
Amortization of intangible assets	13.9	13.9	13.9
Stock-based compensation	6.2	6.1	7.3

NON-GAAP GROSS PROFIT	$985.0	$933.9	$929.7

SALES AND MARKETING EXPENSES	$493.5	$488.2	$477.0
Adjustments:
Amortization of intangible assets	(7.5)	(7.6)	(7.6)
Stock-based compensation	(31.9)	(30.9)	(37.5)

NON-GAAP SALES AND MARKETING EXPENSES	$454.1	$449.7	$431.9

RESEARCH AND DEVELOPMENT EXPENSES	$215.6	$223.8	$208.3
Adjustments:
Amortization of intangible assets	-	-	(0.1)
Stock-based compensation	(20.8)	(19.3)	(22.8)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$194.8	$204.5	$185.4

NETAPP, INC.
RECONCILIATION OF NON-GAAP AND GAAP
IN THE CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except net income per share amounts)
(Unaudited)

	Three Months Ended
	January 25, 2013	October 26, 2012	January 27, 2012

GENERAL AND ADMINISTRATIVE EXPENSES	$66.2	$66.6	$63.2
Adjustment:
Stock-based compensation	(8.4)	(8.7)	(9.1)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$57.8	$57.9	$54.1

ACQUISITION-RELATED EXPENSE	1.7	-	3.5
Adjustment:
Acquisition-related expense	(1.7)	-	(3.5)

NON-GAAP ACQUISITION-RELATED EXPENSE	$-	$-	$-

OPERATING EXPENSES	$777.0	$778.6	$752.0
Adjustments:
Amortization of intangible assets	(7.5)	(7.6)	(7.7)
Stock-based compensation	(61.1)	(58.9)	(69.4)
Acquisition-related expense	(1.7)	-	(3.5)

NON-GAAP OPERATING EXPENSES	$706.7	$712.1	$671.4

INCOME FROM OPERATIONS	$187.9	$135.3	$156.5
Adjustments:
Amortization of intangible assets	21.4	21.5	21.6
Stock-based compensation	67.3	65.0	76.7
Acquisition-related expense	1.7	-	3.5

NON-GAAP INCOME FROM OPERATIONS	$278.3	$221.8	$258.3

TOTAL OTHER EXPENSE, NET	$(12.1)	$(7.6)	$(9.6)
Adjustment:
Non-cash interest expense	15.3	14.4	13.5
Gain on investments	(0.7)	-	(0.7)

NON-GAAP TOTAL OTHER INCOME, NET	$2.5	$6.8	$3.2

INCOME BEFORE INCOME TAXES	$175.8	$127.7	$146.9
Adjustments:
Amortization of intangible assets	21.4	21.5	21.6
Stock-based compensation	67.3	65.0	76.7
Acquisition-related expense	1.7	-	3.5
Non-cash interest expense	15.3	14.4	13.5
Gain on investments	(0.7)	-	(0.7)

NON-GAAP INCOME BEFORE INCOME TAXES	$280.8	$228.6	$261.5

PROVISION FOR INCOME TAXES	$17.7	$18.1	$27.3
Adjustment:
Income tax effect of non-GAAP adjustments	20.4	21.5	18.2

NON-GAAP PROVISION FOR INCOME TAXES	$38.1	$39.6	$45.5

NET INCOME PER SHARE	$0.434	$0.298	$0.320

Adjustments:
Amortization of intangible assets	0.059	0.058	0.058
Stock-based compensation	0.184	0.176	0.205
Acquisition-related expense	0.005	-	0.010
Non-cash interest expense	0.042	0.039	0.036
Gain on investments	(0.002)	-	(0.002)
Income tax effect of non-GAAP adjustments	(0.057)	(0.058)	(0.049)

NON-GAAP NET INCOME PER SHARE	$0.665	$0.513	$0.578

Reg G Schedule

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
FOURTH QUARTER 2013
(Unaudited)

Fourth Quarter
2013

Non-GAAP Guidance - Net Income Per Share	$0.65 - $0.70

Adjustments of Specific Items to
Net Income Per Share for the Fourth
Quarter 2013:

Amortization of intangible assets	(0.06)
Stock-based compensation expense	(0.18)
Non-cash interest expense	(0.04)
Income tax effect	0.06
Total Adjustments	(0.22)

GAAP Guidance - Net Income Per Share	$0.43 - $0.48